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PRIDE INTERNATIONAL, INC.

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The Future of Offshore Drilling 7 February 2011

The Future of Offshore Drilling 7 February 2011

Today's Presenters 2 Dan Rabun Chairman, President & CEO Ensco plc Louis Raspino President & CEO Pride International, Inc. Jay Swent Senior Vice President & CFO Ensco plc

Forward-Looking Statements 3 Statements included in this document regarding the consummation of the proposed transaction, benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, contemplated financing of the transaction, financial performance, accretion to earnings, revenue growth, future dividend levels, credit ratings or other attributes of the combined companies and other statements that are not historical facts, are forward-looking statements. Forward-looking statements include words or phrases such as "anticipate," "believe," "contemplate," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies' security holders, costs and difficulties related to integration of acquired businesses, delays, costs and difficulties related to the transaction, market conditions, and the combined companies' financial results and performance, consummation of financing, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in risk factors and elsewhere in each company's Annual Report on Form 10-K for the year ended December 31, 2009, and their respective other filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC's web site at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, both companies disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Introduction 4 Ensco plc to Acquire Pride International

Acquisition Details 5 Shareholder Value Financing Synergies Ensco acquires all outstanding shares of Pride $15.60 cash per share, plus 0.4778 newly-issued Ensco shares $41.60 total value per share of Pride as of 4 Feb '11 21% premium to Pride's closing price of $34.39 on 4 Feb '11 Immediately accretive to Ensco's earnings and cash flow before synergies $2.8 billion cash component financed through: Existing cash New debt facility Debt financing commitments secured At least $50 million of annual cost synergies expected beginning full year 2012 Opportunities for significant revenue synergies

Board and Executive Management 6 Board Members Leadership Team Board to be expanded to ten members Ensco's eight directors, plus Two Pride directors Dan Rabun, Chairman, President & CEO Jay Swent, Senior Vice President & CFO Remaining executive management team to be announced at a later date

Strategic Rationale 7

Create World's Second Largest Offshore Driller 8 Wider range of enhanced drilling technologies drillships, semisubmersibles, premium jackups Expand into strategic, high-growth markets Broaden customer base with leading national and international oil companies, as well as many independent operators Immediately accretive to shareholders Improve financial structure Shared core values safety, employee development, operational excellence, customer satisfaction Complementary Fleets, Markets & Customers

World's Second Largest Offshore Rig Fleet 9 9 Source: ODS Petrodata - 3 Feb 2011 - Based on total competitive industry-wide semisubmersibles and drillships (301) and premium jackups (379) including under construction and on order. 138

Wide Range of Advanced Drilling Technologies 10 Note: Includes rigs under construction. 7 13 7 47 PREMIUM JACKUP RIGS ULTRA-DEEPWATER DRILLSHIPS MOORED SEMISUBMERSIBLES DYNAMICALLY POSITIONED SEMISUBMERSIBLES

Second Youngest/Largest Deepwater Fleet (4,500'+) 11 Fleet Size Avg. Age of Fleet Avg. Age of Fleet Avg. Age of Fleet Source: ODS Petrodata - 3 Feb 2011 - Deepwater includes competitive semisubmersibles and drillships able to drill in 4,500' and greater water depths including rigs that are cold stacked, under construction and on order. Average age excludes rigs under construction and on order. Ensco and Pride have three ultra-deepwater semis and two drillships, respectively, currently under construction.

Youngest & Third Largest Ultra-Deepwater Fleet (7,500'+) 12 Fleet Size Avg. Age of Fleet Avg. Age of Fleet Avg. Age of Fleet Source: ODS Petrodata - 3 Feb 2011 - Ultra-deepwater includes competitive semisubmersibles and drillships able to drill in 7,500' and greater water depths including rigs that are cold stacked, under construction and on order. Average age excludes rigs under construction and on order. Ensco and Pride have three ultra-deepwater semis and two drillships, respectively, currently under construction.

Largest Active Premium Jackup Fleet 13 Premium Jackups Premium Jackups Active Active Source: ODS Petrodata - 3 Feb 2011 - Premium jackups include competitive, 250' and larger independent-leg rigs, harsh standard jackups and all rigs under construction. Active does not include rigs cold stacked, under construction or on order.

Organic Growth from Newbuild Programs 14 Source: ODS Petrodata (CHART) 2 1 1 1 2 1 4 2 2 1 13 Delivered 5 Under Construction 1

Newbuild Delivery Schedule Newbuild Delivery Schedule 15 2012 2013

Deepwater Drilling Opportunity U.S. Gulf of Mexico U.S. Gulf of Mexico U.S. Gulf of Mexico U.S. Gulf of Mexico ESV PDE Total Ships 3 3 Semis 3 3 Jackups 9 2 11 West Africa West Africa West Africa West Africa ESV PDE Total Ships 2 2 Semis 2 2 Jackup 1 1 Europe & Mediterranean Europe & Mediterranean Europe & Mediterranean Europe & Mediterranean ESV PDE Total Semi 1 1 Jackups 10 10 Middle East Middle East Middle East Middle East ESV PDE Total Jackups 8 4 12 Asia Pacific Asia Pacific Asia Pacific Asia Pacific ESV PDE Total Semi 1 1 Jackups 9 9 Mexico Mexico Mexico Mexico ESV PDE Total Jackups 4 4 Brazil Brazil Brazil Brazil ESV PDE Total Semis 9 9 Under Construction Under Construction Under Construction Under Construction ESV PDE Total Ships 2 2 Semis 3 3 16 French Guiana French Guiana French Guiana French Guiana ESV PDE Total Semi 1 1

Deepwater Drilling Opportunity 17 Golden Triangle Emerging

Deepwater Discoveries Deepwater Discoveries 18 Source: PFC Energy

Expand Customer Base - Minimal Overlap 19 19 Ensco Pride

Safe Operations 20 20 TRIR = total recordable incident rate. IADC industry stats are 3Q10 for U.S., S. America, Middle East, Asia Pacific, Europe and Africa waters. Ensco and Pride stats are as of 31 Dec 2010.

Safety, Health & Environment 21 Goal is a zero-incident workplace Executive management commitment and attention Dedicated SHE personnel - corporate/region/rig Comprehensive training programs Quality control and audit Dedicated safety management systems Root-cause analysis to prevent re-occurrence of incidents A Shared Core Value

22 Financial Profile

Revenue by Segment 23 23 23 (CHART) Source: Companies' reported nine months 2010 revenue. Pro forma

Contracted Revenue Backlog 24 24 Approximately $10 billion Revenue ($ billions)

Balance Sheet Strength Balance Sheet Strength Source: Bloomberg - Moody's and Standard & Poor's Ratings. Leverage Ratio = LTD + current portion LTD + other long-term liabilities divided by total debt + shareholders' equity as of 9/30/10, except NE and DO as of 12/31/10 and ESV/PDE pro forma estimate after closing. 25 Anticipate Investment Grade Rating NR Baa3/BBB Baa3/BBB- Ba1/BBB- Baa1/A- Baa1/A- Baa1/BBB+

Capital Management 26 Continue $0.35 per share quarterly cash dividend Revenue backlog and projected cash flows support newbuild programs and pro forma debt Increase scale - $16 billion enterprise value Enhance diversification: fleet, markets, customers Improve weighted average cost of capital $700 million fully available revolving credit facility; may increase to ~$1.5 billion $560 million share repurchase authorization Maintain Flexibility

Next Steps 27

Required Approvals and Closing 28 Approvals/Closing Regulatory Ensco and Pride shareholder votes Anticipated closing: second quarter 2011 Hart-Scott Rodino Other customary regulatory approvals

Summary 29 Create world's second largest offshore driller Complementary rig fleets, geographic scope and customers Wider range of enhanced drilling technologies Accelerate growth in strategic, high-growth markets Broaden customer base with leading national and international oil companies, as well as many independent operators Shared core values Immediately accretive to shareholders Improve financial structure The Future of Offshore Drilling

The Future of Offshore Drilling 30

31 Important Additional Information Regarding The Transaction Will Be Filed With The SEC In connection with the proposed transaction, Ensco will file a registration statement including a joint proxy statement/prospectus of Ensco and Pride with the SEC. INVESTORS AND SECURITY HOLDERS OF ENSCO AND PRIDE ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Ensco and Pride seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by Ensco and Pride with the SEC from the SEC's website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 500 N. Akard, Dallas, Texas 75201, telephone 214-397-3015, or Investor Relations, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400. Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco's website at www.enscoplc.com under the tab "Investors." Copies of the documents filed by Pride with the SEC will be available free of charge on Pride's website at www.prideinternational.com under the tab "Investor Relations." Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC's website for further information on its public reference room. Ensco and Pride and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco's proxy statement relating to its 2010 General Meeting of Shareholders and Pride's proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on 5 April 2010 and 1 April 2010, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies' security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC.